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[SUTHERLAND ASBILL LOGO HERE]
ATTORNEYS AT LAW

                                                    1275 Pennsylvania Avenue, NW
                                                       Washington, DC 20004-2415
                                                                    202.383.0100
                                                                fax 202.637.3593
                                                                  www.sablaw.com

     STEPHEN E. ROTH
DIRECT LINE: (202) 383-0138
 Internet: sroth@sablaw.com                                           Exhibit 13


                               September 1, 1999

Board of Directors
Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, Missouri 63105

Ladies and Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form S-6 for Separate Account D of Paragon Life Insurance Company (File No. 333-80393). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SUTHERLAND ASBILL & BRENNAN LLP

                                                 By:  /s/ Stephen E. Roth
                                                     ---------------------------
                                                         Stephen E. Roth